Exhibit 99.1

COTY INC. TO OFFER SENIOR SECURED NOTES

NEW YORK—(BUSINESS WIRE)—July 19, 2023—Coty Inc. (NYSE: COTY) (“Coty”), one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care, today announced that it, together with its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (the “Co-Issuers” and collectively with Coty, the “Issuers”), intend to launch a benchmark size offering of $600 million aggregate principal amount of senior secured notes (the “Notes”), subject to market and customary conditions. The interest rates and other key terms of the offering will be determined at the time of pricing.

The Notes will be senior secured obligations of the Issuers and will be guaranteed on a senior secured basis by each of Coty’s subsidiaries (other than the Co-Issuers) that guarantee, and will be secured by first priority liens on the same collateral that secures, Coty’s obligations under the existing senior secured credit facilities and under the existing senior secured notes. The collateral security will be released upon the Notes achieving investment grade ratings from two out of the three ratings agencies.

Coty intends to use the net proceeds from the offering to repay a portion of the U.S. dollar-denominated loans outstanding under Coty’s existing senior secured “term B” credit facility due April 2025 and to pay any related premiums, fees and expenses thereto. Coty will use cash on hand to pay the offering expenses in connection with the offering. The remainder of the term loan B is targeted to be fully prepaid by calendar year end 2023 with a combination of cash generated from operations and revolving credit facility liquidity.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 130 countries and territories. Coty and our brands empower people to express themselves freely, creating their own visions of beauty; and we are committed to protecting the planet. Learn more at coty.com or on LinkedIn and Instagram.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the Issuers’ offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Issuers’ ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to Coty, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and its subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information contact:

Investor Relations

Olga Levinzon +1 212 389-7733

olga_levinzon@cotyinc.com

Media

Antonia Werther +31 621 394495

antonia_werther@cotyinc.com